Exhibit 5.1

October 28, 2021

Digital Health Acquisition Corp.

980 N Federal Hwy #304,

Boca Raton, FL 33432

Re:	Registration Statement on Form S-1

Registration No. 333-260232

Ladies and Gentlemen:

We have acted as counsel to Digital Health Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-260232) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”), originally filed with the Securities and Exchange Commission (the “Commission”) on October 14, 2021 (as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), in connection with the public offering (the “Offering”) by the Company of up to 11,500,000 units (the “Units”), including up to 1,500,000 Units which may be purchased from the Company upon exercise of the underwriters’ over-allotment option pursuant to the Underwriting Agreement (as defined below), with each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) one redeemable warrant (collectively the “Warrants”), each warrant entitling its holder to purchase one share of Common Stock. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation (i) the Amended and Restated Certificate of Incorporation (the “Restated Charter”) of the Company, in the form filed as Exhibit 3.2 to the Registration Statement, to be filed with the Secretary of State of the State of Delaware prior to the sale of the Units, (ii) the Bylaws of the Company, in the form filed as Exhibit 3.3 to the Registration Statement, to become effective prior to the sale of the Units, (iii) the form of Underwriting Agreement, in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), (iv) the form of Warrant Agreement proposed to be entered into between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), in the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), (v) the forms of Unit certificate, Common Stock certificate, and Warrant certificate, filed as Exhibits 4.1, 4.2 and 4.3 to the Registration Statement, respectively, and (vi) the Registration Statement.

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington D.C.

Digital Health Acquisition Corp.

October 28, 2021

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. When the Registration Statement becomes effective under the Securities Act, and when the Offering is completed as contemplated by the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Underwriting Agreement, the Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When the Registration Statement becomes effective under the Act, and when the Offering is completed as contemplated by the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Underwriting Agreement, the shares of Common Stock issued as part of the Units will be validly issued, fully paid and nonassessable.

3. When with the Registration Statement becomes effective under the Act and when the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement and the Prospectus and the Warrant Agreement, with payment received by the Company in the manner described in the Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed in this opinion letter are limited to (i) with respect to opinion paragraph 2 above, the General Corporation Law of the State of Delaware (the “DGCL”), and (ii) with respect to opinion paragraphs 1 and 3, the internal laws of the State of New York. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Units, the Warrants or the Common Stock. Not in limitation of the foregoing, we are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington D.C.

Digital Health Acquisition Corp.

October 28, 2021

With respect to the enforceability of the Units and Warrants, opinion paragraphs 1 and 3 above are subject to the following qualifications:

(a)            the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws (including, without limitation, applicable state and federal laws relating to fraudulent or voidable transfers) and court decisions of general application, and other legal or equitable principles of general application, relating to, limiting, or affecting the enforcement of creditors’ rights generally;

(b)            the discretion of any court of competent jurisdiction in awarding equitable remedies, including but not limited to specific performance or injunctive relief and limitations imposed by applicable federal or state securities laws;

(c)            limitations imposed by applicable law or public policy on the enforceability of the indemnification and/or contribution provisions of the Units or Warrants;

(d)            the net impact or result of any conflict of laws between or among laws of competing jurisdictions;

(e)            the unenforceability, under certain circumstances, of contractual provisions respecting various self-help or summary remedies, especially if their operation would work a substantial forfeiture or impose a substantial penalty upon the burdened party;

(f)            the effects of the implied covenant of good faith, reasonableness and fair dealing and standards of immateriality, commercial reasonableness; and

(g)            the enforceability of provisions to the effect that the terms thereof may not be waived or modified except in writing may be limited under certain circumstances.

We express no opinion with respect to the enforceability of (a) consents to, or restrictions upon, judicial relief or jurisdiction; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing evidentiary requirements, statutes of limitation, or other procedural rights; (c) provisions for exclusivity, election or cumulation of rights or remedies; (d) provisions authorizing or validating conclusive or discretionary determinations; (e) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; and (f) provisions that waive the right of a party to object to jurisdiction or venue, or to assert any defense based on lack of jurisdiction or venue; or any provision purporting to waive the right to a jury trial.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington D.C.

Digital Health Acquisition Corp.

October 28, 2021

The opinions included herein are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ MANATT, PHELPS & PHILLIPS, LLP

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington D.C.